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Aberdeen Government Markets Income Fund (MGF) and Aberdeen Intermediate Income Fund (MIN) April 2026 The following presentation outlines a fund concept presently under internal consideration with the intention of obtaining preliminary feedback on such a product. The fund concept is not available for sale and any product details discussed are reflective of current market conditions and are subject to change. This presentation is for informational purposes only. It does not constitute an offering memorandum and is not, and under no circumstances is to be construed as, a solicitation to invest in any Aberdeen - managed fund, nor does it constitute an offer to sell any fund or any other products described herein. aberdeeninvestments.com

Contents 2 01 Organization overview 02 Investment team 03 Investment process 04 Appendices

Proposed summary term sheet: Government Markets Income Fund (MGF) 3 Source: Aberdeen, April 2026 * All private credit is directly originated, and Aberdeen does not contemplate using a third party manager **Subject to approval by the proposed Fund’s Board to maintain the current distribution rate. Please see additional related information in the Important Information section of this presentation. ***0.65% on average daily managed assets (“MA”) up to $150m, 0.60% on MA between $150m and $300m, 0.55% on MA $300 to $450m, and 0.50% on MA in excess of $450m. **** Fees and operating expense cap are based on Managed Assets. Expense cap will extend for a minimum of 24 months from closing date. Investment objective The fund’s investment objective is to seek a high current income but may also consider capital appreciation. Investment strategy The fund normally invests at least 80 % of its net assets in US and foreign government securities . In pursuing its investment strategy, the fund will invest in securities issued or guaranteed by the U . S . Treasury, by an agency or instrumentality of the U . S . Government, or by a U . S . Government - sponsored entity including mortgage - backed securities and other types of securitized instruments issued or guaranteed by such entities, including private credit* . Credit quality Aberdeen will generally invest substantially all of the fund’s assets in investment grade quality debt instruments. Asset diversification Expected Asset Allocation : U.S. Government, Foreign Government Securities and MBS Expected Managed Distribution Rate** 7.25% Structure • Closed - end investment management company • Listed on NYSE Target leverage • The fund will retain the flexibility to use leverage inline with the 1940 act limits if the circumstances appear favorable Hedging • Base currency will be USD • Manager reserves the right to hedge Distribution policy Managed Distribution policy Expenses • Management Fee: 0.65%*** • Operating Expense Cap: 0.79%****

Proposed summary term sheet: Intermediate Income Fund (MIN) 4 Source: Aberdeen, April 2026 * All private credit is directly originated, and Aberdeen does not contemplate using a third party manager **Subject to approval by the proposed Fund’s Board to maintain the current distribution rate. Please see additional related information in the Important Information section of this presentation. ***0.65% on average daily managed assets (“MA”) up to $150m, 0.60% on MA between $150m and $300m, 0.55% on MA $300 to $450m, and 0.50% on MA in excess of $450m. **** Fees and operating expense cap are based on Managed Assets. Expense cap will extend for a minimum of 24 months from closing date. Investment objective The fund’s investment objective is to seek a high current income but may also consider capital appreciation. Investment strategy The fund normally invests at least 80 % of its net assets in fixed income securities . In pursuing its investment strategy, the fund will invest in a broad array of fixed income instruments including corporate bonds of U . S . and/or foreign issuers, U . S . Government securities, foreign government securities, loans including private credit*, mortgage - backed securities and other securitized instruments of U . S . and foreign issuers . Credit quality Aberdeen will generally invest substantially all of the fund’s assets in investment grade quality debt instruments . Asset diversification Expected Asset Allocation : U.S. Government, Foreign Government Securities, Global Credit and MBS. Expected Managed Distribution Rate** 8.50% Structure • Closed - end investment management company • Listed on NYSE Target leverage • The fund will retain the flexibility to use leverage inline with the 1940 act limits if the circumstances appear favorable Hedging • Base currency will be USD • Manager reserves the right to hedge Distribution policy Managed Distribution policy Expenses • Management Fee: 0.62%*** • Operating Expense Cap: 0.72%****

Organizational overview

About us

Our spirit is our strength

By harnessing our knowledge and focusing on our core strengths, we can deliver for our clients. Aberdeen Investments is a global specialist asset manager

USD525bn
AUM

>600
Investment professionals

>25
Locations worldwide

Source: Aberdeen, 31 December 2025.
Figures may appear not to add due to rounding.
*Environmental, Social & Governance.

Who we are

Specialist in unique strategies

Including emerging markets, Asia, sustainability, fund finance; European real estate & infrastructure

Our clients

Institutional

Sovereign wealth funds, pensions, insurance, charities & foundations

Wholesale

Retail, platforms, high net worth

Delivering across asset class

ESG* analysis and considerations as part of the investment process

Global fixed income	Specialist equities	Multi-asset	Alternatives	Real assets
AUM USD176bn	AUM USD72bn	AUM USD183bn	AUM USD39bn	AUM USD56bn
• Developed markets and global credit • Emerging markets and Asia • Private credit • Money markets • Government	• Global • Emerging markets & Asia • Developed markets • Small/Midcap • Thematics	• Multi manager • Index solutions • Multi-asset insurance • Multi-asset institutional/retail • Quantitative Index Solutions (QIS) • Private market solutions	• Hedge funds • Commodities	• Real estate • Infrastructure

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Why Aberdeen US Fixed Income? 7 * As evidenced by our track record compared to the relevant benchmark, Bloomberg Barclays Municipal Bond Index. Strong track record of consistent results in varying market conditions* • Multi - sector credit manager dating back to 1994, with asset allocation policy that is constantly evolving 1 2 Experienced, skilled Fixed Income team, with full access to Aberdeen’s credit platform globally • Strong bond - picking skills based on independent and in - depth credit research. Low incidents of downgrades/defaults 3 Consistent and repeatable investment process • Strong buy & sell discipline driven by fundamental credit analysis 4 Risk management fully integrated into the investment process to help limit downside risks • Focused on downside risk mitigation

Investment team

Aberdeen Investments Fixed Income

0.77

information ratio over long term in 8 key strategies across Fixed Income[1]

360+

Fixed Income led ESG engagements with issuers a year[2]

125+

investment professionals globally

Source: Aberdeen, 31 December 2025 . *AUM figures shown include allocations from multi asset portfolios and therefore will not tie into Fixed Income AUM shown on slide 3. Figures may appear not to add due to rounding. An exchange rate of GBP1:USD1.34505 as at 31 December 2025 has been used. [1] Equally weighted 3 year rolling average across 7 years to end December 2024 for Global Credit, Euro Credit, Euro Credit Sustainable, US Credit, Sterling Credit, Emerging Market Corporates, EMD Local and Hard Currency Fund (since inception in 2018), Euro High Yield. [2] Environmental, Social and Governance (ESG) engagements = interactions with companies where ESG was logged as a topic. Past performance does not predict future returns

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Who we are





A leader in global credit – public and private

Specialist in emerging markets, sustainability and insurance

What we offer

- Credit confidence across market cycles
- Access to specialist strategies
- Outcomes driven

Our Fixed Income AUM



USD187bn
AUM*
75
10
23
27
51
Developed market and global credit
Private credit
Emerging market debt and Asia
Government bonds
Money markets

Key client goals

Capital preservation	Growth and income	Bespoke objectives

Aberdeen Investments Fixed Income structure

Leader in global credit – public and private

Specialist in emerging markets, sustainability and insurance

Source: Aberdeen, October 2025
[1] Approx. 45 individuals within fixed income have research responsibilities, including portfolio managers.



Jonathan Mondillo
Global Head of Fixed Income
Marianne Zangerl
Deputy Head of Fixed Income and Head of ESG, Fixed Income
Government bonds and Money markets
Developed market and global credit
Private credit
Emerging market debt
Asian Fixed Income
Gordon Lowson
Head of Liquidity Management and Rates
Government bonds
7 investors
Money markets
8 investors
Felix Freund
Head of Developed Market Credit
Daniel McKernan
Global Head of FI Insurance Solutions
Bill Bellinzoni
Head of US Fixed Income
Investment grade credit & municipal bonds
20 investors
High yield credit
7 investors
Liability aware
4 investors
Commercial real estate debt
5 investors
Fund finance
4 investors
Private placements & infrastructure debt
10 investors
Structuring
3 lawyers
Siddharth Dahiya
Head of Emerging DebtMarket
EM sovereigns
6 investors
EM corporates
7 investors
Adam McCabe
Head of Fixed Income, Asia Pacific
Asia sovereigns
5 investors
Asia corporates
8 investors
Nicholas Kordowski
Global Head of Research (Non-Financials)
Andrew Fraser
Global Head of Research (Financials)
Fixed Income Research & ESG
15 specialists1
Fixed Income Support Functions
Drew Morgan
Global Head Of Business Operations – Public Markets
Ginny Richardson
Global Head of Strategy and Investment Specialists
Cecely Hugh
Head of Restructuring
Fixed Income ESG
5 specialists
FI Specialists and Portfolio Analysts
14 specialists
Quants
7 specialists

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US Fixed Income resources

Experienced and specialised portfolio management team

Leveraging a global research footprint and assets class expertise

Integration and insights gathered through daily interaction and formalised meeting structures covering:

- FI House view
- Global Aggregate asset allocation
- Security selection

Source: Aberdeen, December 2025.

Portfolio Management Team

US Investment Grade Portfolio Management Team

Bill Hines
Investment Director
(28yrs exp.)

Anthony Merola
Senior Investment Manager
(8yrs exp.)

Bill Bellinzoni
Head of US Fixed Income
(26yrs exp.)

Global Fixed Income Team: 130+



Edinburgh
London
Boston
New York
Philadelphia
Shanghai
Hong Kong
Bangkok
Singapore

US	
Developed market and global credit	17
Private credit	2
UK/EMEA	
Money markets and government bonds	15
Developed market and global credit	33
Emerging market debt (EMD)	13
Private credit	19
Pan-Asia	
EMD	13

Cross asset class insights

- Govt. bond
- High yield
- Equity
- Real estate
- ESG
- Economists
- Risk

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U.S. Investment Grade credit strategy suite 12 Flexible and customizable, to meet specific client expectations Source: Aberdeen, December 2025. Our strategies Global Bond U.S. Corporate U.S. Credit Buy and Maintain Benchmark Bloomberg Global Aggregate Index Bloomberg Barclays U.S. Corporate Index Bloomberg Barclays U.S. Credit Index Not typically required Duration +/ - 2.5 years to the benchmark Neutral to benchmark Neutral to benchmark Customized Diversification > 300 names 100 to 175 names 100 to 175 names 60 to 100 names Individual position size Average 0.5% Average 1%, Maximum 3% Average 1%, Maximum 3% Average 1.25%, Maximum 3% Inception date 1 January 2003 1 July 2009 1 November 2009 24 September 2014 • U.S. Credit team is responsible for managing all three U.S. IG credit strategies, using the same investment process and sharing the same credit research and portfolio management resources • The three strategies have similar investment ideas and credit themes, but differ in position sizes, sector weights, curve exposure, etc. in order to take into account the characteristics of each benchmark as well as specific client guidelines

Investment process

Invest across the fixed income universe, leveraging our integrated global investment platform Our approach to multi sector fixed income investing 14 This material is intended as a broad overview of the Portfolio Manager’s style, philosophy and investment process and is subj ect to change without notice. Portfolio Manager’s views may differ from that of other portfolio managers as well as the views of the firm. Information is intended to be a general overview of the process, is as of the date of this pre sen tation, and is subject to change without notice. • Sector - specialty teams manage strategies across the entire fixed income market • Bottom - up research allows team to add value through security selection Strong Sector “Building Blocks” Asset Allocation Framework • Proprietary tool combines robust historical data with up - to - date views from sector - specialty teams to assist in uncovering relative value opportunities • Emphasizes awareness and mitigation of potential tail risks A series of focused meetings ensures all senior Portfolio Managers are involved in driving strategic and tactical asset alloc ati on shifts Corporates Macro Environment Fixed Income Sub Asset Classes Relative Value Bottom - up Security Selection Sovereigns MBS Governments

Our core approach to fixed income 15 Fundamental, bottom up security selection tailored to the overall environment Source: Aberdeen, 31 December 2025. * Environmental, Social and Governance. Philosophy Global research footprint Team - based ethos Embedded ESG* Systems and risk framework Global opportunity set, local solutions Pooling collective insights and expertise Team responsibility; individual accountability ESG framework embedded within investment approach Embeds risk within process Fundamental, bottom up stock selection tailored to the overall environment ESG engagement not a cost, but an approach to potentially enhance investment performance

Aberdeen House View 16 “Reflect, rationale, feed - back” Source: Aberdeen. The House View brings together our investment expertise from across asset classes and research teams into a consistent framework. It sends high level signals on key markets over the next 12 to 18 months. • Investment inputs from all asset classes • Economic inputs from Global Macro Research • ESG inputs from Sustainability • Key judgements on the macro and micro drivers of markets • Clear signals on the major asset classes • Firm - wide communication of views • CIO - led, bringing in expertise from across the business • Commissions collaborative, cross - asset research • Performance and views tracked Bringing together the collective knowledge and expertise across Aberdeen Common framework Research insights Key signals & judgements Macro environment Fixed income sub - asset classes Relative value

Macro environment | Fixed income sub-asset classes | Relative value

Aberdeen House View – key market signals

Equity markets have recovered, but there is still uncertainty over trade and fiscal policy, and a moderate economic slowdown is just beginning. The House View is signalling diversification and small position sizing

Risk factor	Asset class signals	View (change)	Summary
Duration	Global Govt Bonds	Positive	Bond vigilantes could keep long end under pressure. But yields elevated and would fall sharply in recession
	EM LC Gov. Bonds	Neutral	Attractive yields & scope to cut rates. But little conviction on USD, although further weakness would help
Corporate Risk	Global Credit	Positive	All-in yields attractive. We prefer IG over HY as better volatility risk mitigation from an asset class with higher duration
	DM Equities	Positive	US policy pivoting more favourably, but valuations high & economy slowing. Europe & UK more interesting
Dollar	EM Equities	Positive	China to ease policy further & has tech winners. Trade risks, but some EMs can be relative winners
	USD	Neutral	Dollar under pressure as US seen as less attractive to invest but depreciation not justified by rate differentials
Private Markets	Global Infra	Positive	Long run exposure to structural megatrends, focus in small/mid cap where valuations more attractive
	Private Credit	Positive	Illiquidity premia attractive over long horizon. Risks from bank deregulation & maturity wall
	Global Property	Positive	Occupier & lending markets are improving, &supply is constrained. Attractive yield premium to bonds

Source: Aberdeen, May 2025.

The views expressed should not be construed as advice or an investment recommendation on how to construct a portfolio or whether to buy, retain or sell a particular investment. Diversification does not ensure a profit or protect against a loss in a declining market. For illustrative purposes only. The information presented is not intended to represent Aberdeen's current views and is subject to change without notice.

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Structured to support security selection tailored to the overall environment Meeting schedule 18 Source: Aberdeen, December 2025. Investing in sustainable solutions in an effort to deliver profit with purpose Pre - global investment group: Aberdeen research institute presents macroeconomic outlook and market drivers. Fixed income team presents and discusses drivers and outlooks per asset class to form quarterly asset class views (top down) Quarterly U.S.IG relative value meeting: (Top down/bottom up) Portfolio construction meeting. Discussion of macro, thematic, sector, credit curve, capital structure, ex BM and issuer positioning Sector review meeting: Post earnings review with analysts to discuss sector fundaments with picks/pans Weekly Movers, shakers and traders: (bottom up) corporate bond team reviews spread changes, key company news across currencies, sectors and names with focus on largest movers. Influences research agenda for Stock Selection meeting Stock selection: (bottom up) Deep dive individual name research presentation. Challenged and reviewed by PMs and analysts Weekly Fixed income morning meeting: (top down/bottom up) Daily fixed income market changes and drivers across govies, credit and EMD. credit team review of relevant company news Global PM team morning call: (top down/bottom up) PM team discusses daily trades, positioning changes and investment flows Daily

Combination of Fundamental / ESG / Relative Value analysis Security Selection - Fundamental research and Company Note 19 Source: Aberdeen. Robust, repeatable process focused on determining whether we are being rewarded for risk Valuations ESG analysis Covenant analysis Credit tools Industry analysis Company analysis Cash - flow analysis Macro backdrop Structure analysis Company Note Outputs “Forward Looking” E.g. high BBB Fundamental Credit Assessment Improving/Stable/Deteriorating Fundamental Credit Trend Low/Medium/High ESG Risk Rating Cheap/Fair/Rich Relative Value Positioning recommendation: Buy, O/W, Neutral, U/W Sell Analysis is ‘Live’ Research held centrally, shared globally

Company note Detailed credit analysis in a uniform template 20 Source: Aberdeen, August 2025 For illustrative purposes only . Credit Assessment Analyst Low B | Improving | Fair CA | Industrial | USD Credit Trend Date Relative Value Location (analyst) Equity Ticker Corporate Ticker Senior Unsecured --- (---) (---) U/W (U/W) (U/W) (U/W) Country Secured (---) (---) (---) (---) (---) Currency Subordinated (---) (---) (---) (---) (---) Industry (Previous recommendations in brackets) Last Year End Next Earnings Rpt External Ratings No of Issues ASI Equity Rec Long Term Short Term Outlook Long Term Short Term Outlook Long Term Short Term Outlook MMF Rated Caa1 - STABLE CCC+ - STABLE WD NR - MMF Unrated ST Debt (LCY m) Limit ESG Risk Rating Medium Credit Matrix Bloomberg DRSK Description SRI Score 3 Current -13 Rating HY2 Controversy Rating Yellow 1M Change -5 Alert - Gov. Home Market (%) 7 3M Change -14 Equivalent Rating BB Gov. Home Market 3m Chg 1 6M Change -10 Health Warning - Credit Positives_ Credit Negatives_ - 8 12/2020 Industrial 2/10/2022 Bombardier Inc. is a manufacturer of both planes and trains.The Company operates plants in North America, Europe, and Asia. (Credit Assment | Credit Trend | Relative Value) BBD/B CN Equity Bombardier Inc Improving Recommendations OtherGBP USD AUD Low B Fair BBDBCN Corp Michael Concklin US 1/19/2022 USD CA 10% 1,882 No No EUR Moody's S&P Fitch Credit Research Note - Significant scale and product diversity with established global market positions and natural barriers to entry (Revenue - Busi ness Jets: $5b, Transportation: $10b) - third - largest global manufacturer of rail equipment, with a no. 2 position in Europe (considered the largest market) - Strong liquidity position ($4.3b) - Solid backlogs (Business Jets: $14.3b, Transportation: $34.5b) - Improving FCF and leverage post a long period of signficant product investments (CSeries, Global 7500) - Strong management team that is executing well on the 2020 turnaround plan - The failure of the Alstom - Siemens merger could create opportunities for BT - Buyout of CDPQ stake in BT is a potential credit positive - Strong partner in Airbus for the CSeries (Airbus will acquire a 50.01% interest in CSALP and Bombardier and Investissement Qu é bec (IQ, owned by the Province of Quebec) will own approximately 31% and 19%, respectively): BBDBCN could become a key parts supplier to Airbus over time - Signs of a bottom in the business jet market as used jet availability at 10 year lows (less than 10% of installed base vs 16/ 1 7% in 2008) - Moody's: AINsight reports that 1,900 aircraft are currently listed as “for sale”, representing less than 9 percent of the in - service fleet, the lowest percentage available in more than 20 years. Only about 135 of these jets, or 7% of the for - sale total, are considered to be young inventory aircraft (delivered new in 2013 or later) - Deleveraging remains a priority and will be a focus going forward - Restructuring efforts and a solid backlog at BT should contribute to segment EBITDA increasing to more than US$1b by 2020 fro m about US$660m in 2017 - Improving demand for business jets and Global 7500 deliveries is expected to contribute to revenue increasing to ~$8.5b in 2020 from about $5b in 2017 - The Global 7500 is a large cabin business jets that offers longer range and better economics than those of most of its compe titors - S&P view: Bombardier will significantly reduce production of regional jets by 2020 and target higher - margin aftermarket revenu e generated from its installed base, which should contribute to the segment returning to profitability by 2020 - Liquidity enahcing measures: Bombardier sold a property near Toronto for US$600m and issued $475m of equity to supplement its working capital requirements. It also announced the sale of its Q - Series program and - Elevated leverage and weak FCF since 2010 due to significant product development (Global 7500 and CSeries) and certain weak e nd markets (S&P pegs at 6x - 8x in 2020) - Structurally subordinated unsecured notes due to the CDPQ investment at BT - CDPQ's ownership stake in BT Holdco is in the form of convertible shares - these convertible shares will represent more than US$ 2b of adjusted debt by 2020 - Bombardier owns 72.5% of BT Holdco, with the non - controlling interest held by Caisse de dépôt et placement du Québec (CDPQ): Buyout of CDPQ stake will cost > $2b - With the CDPQ's investment in Bombardier Transportation, a cash reserve threshold of at least $1.25 billion was agreed to at Bombardier - CDPQ can force an IPO or sale of BT after 5 years - Competitive pressures in Commercial aerospace (Boeing) and Transportation (Alstom & Siemens and CRRC) - Business jet market remains subdued with significant levels of competition (Gulfstream, Cessna, Embraer) which has lead to weak profitability in the industry - Deleveraging largely through EBITDA growth until 2020/2021 - Sale of 50% of CSeries limits upside from the product - Bombardier will fund $700m of CSALP cash shortfalls over the first 3 years (2018/2019/2020) in consideration for non - voting uni ts of CSALP with cumulative dividends of 2% - Significant maturity wall in 2021/2022: $3.3b of debt maturities through 2021 - S&P view: if Liquidity weakens S&P would view the capital structure as unsustainable - S&P view: there remains a degree of uncertainty in the company's ability to increase revenue and improve operating efficiency at the aerospace division to meet their expectations - Business jet orders could slow in a downturn, potentially resulting in negative FCF and less flexibility for Bombardier to ma n age downside risks - Off - balance sheet sale of receivables - Transportation has facilities which sell, without credit recourse, receivables. Receiv ables of $914m were outstanding as at December 31, 2018 - Moody's: Ba3 mapped rating vs B3 assigned rating is based on uncertain FCF and refinancing risks SAMPLE SAMPLE

Fully integrated global research resources All Research produced by Equity, Credit, Responsible Investment and Corporate Governance teams are in a Bloomberg based research portal 21 Research tools supporting focus on bottom up stock selection Source: Aberdeen, Bloomberg. For illustrative purposes only. Global research tool

Success in stock selection has equaled consistent historical outperformance 22 Source: Aberdeen, 31 March 2026. Benchmark: Bloomberg Barclays U.S. Corporate. Representative account is a U.S. separate account used for illustrative purpose s o nly. The above is supplemental information and supplements the composite presentations (as provided in the GIPS disclosures) which can be found in the appendix. Past performance does not predict future returns. -0.5 0.0 0.5 1.0 1.5 2.0 2.5 3.0 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Outperformance % Curve contribution Credit contribution Residual U.S. Corporate Fixed Income representative account attribution

U.S. Corporate strategies: Avoided downgrades and defaults to add value 23 Source: Aberdeen, USD, 31 December 2025. *Three of the five fallen angels in the index are defaults. 1. Downgrade in 2010: PPL Capital Utility hybrid - downgraded by Moody's on 4/29/10 from Baa3 to Ba1 moving the issue to Ba1/BB+/BBB - ; subsequently upgraded to Baa3 on 5/11/15. Downgrade in 2014: Barclays PLC subs – downgraded to BB+ from BBB - by S& P on 9/29/14 moving the sub holdco issue to Ba1/BB+/A - . Downgrade in 2016: Cenovus Energy – downgrade to Ba2 from Baa2 by Moody’s on 2/18/16 moving the issuer to Ba2/BBB+/NR. Downgrade in 2020: Occidental Petroleum an d s ubsidiary Western Midstream Operating LP - downgrade to Ba1 from Baa3 by Moody’s on 3/18/20, d/g to BB+ from BBB - by S&P on 3/25/20, d/g to BB+ from BBB - by Fitch on 3/20/20 moving the issuer to Ba1/BB+/BB+. On 2 /14/20 Kraft Heinz was downgrades to BB+ from BBB - by both S&P and Fitch. In determining average credit rating, ratings from Moody’s, Standard & Poors, or Fitch will apply. Every security in the representative account is a ssi gned an average credit rating. The higher rating will apply for split rated securities. The average credit quality is a market - weighted average of all the securities in the representative account. For illustrative purposes only. Your portfolio may not include these securities. There is no assurance that any securities discussed herein will remain in the portfolio at the time you receive this report or that securities sold have not been repurchased. Securities discussed do not rep resent the entire portfolio and in the aggregate may represent only a small percentage of the portfolio's holdings. Past performance does not predict future returns. 75 25 16 31 19 16 16 31 17 15 15 39 5 5 11 4 7 0 1 0 0 0 1 0 1 0 0 0 3 0 0 0 0 0 0 10 20 30 40 50 60 70 80 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Total number of "Fallen Angels" in Bloomberg Barclays US Corporate index Held by abrdn US Corporate/Credit strategies Managing credit risk in a non - benchmark relative portfolio • Strong track record of portfolio downside risk mitigation • No default in portfolio holdings since inception • Only six holdings were downgraded from IG to HY 1

Active weights sized in accordance with analyst conviction levels Portfolio construction 24 Source: Aberdeen. Credit selection tailored to the overall environment Diversified portfolio based on client guidelines and expectations Potential investment idea Quantify risk adjusted total return profile Scale according to strength of view Identify impact on overall portfolio Position sizing/sector exposure Factor sensitivities Duration impact Liquidity analysis Correlation, beta exposures Volatility Tracking error

Risk management 25 Identify, measure and control risk Source: Aberdeen. Embedded in the Aberdeen culture Risk measurement Risk platform consistent with investment process Output: • Proprietary risk analytics • Risk reporting at security and total portfolio level • Independent oversight by investment and operational risk teams Forward looking risk Scenario based downside and upside performance estimates Output: • Upside/downside risk estimates at security and total portfolio level • Risk - adjusted return estimates as basis for team review Attribution & risk policy Feedback loop consistent with investment process Output: • Ex - post performance attribution • Check on risk assumptions • Formal periodic performance reviews by senior management • Segregated dealing function Output: • Pre - trade checks • Appropriate scaling of positions • Consistency of positions • Ensure diversification and downside risk mitigation External and internal limits Client guidelines clearly understood Internal parameters set by team

MGF and MIN

Identification of attractive opportunity across global fixed income MGF and MIN Strategies 27 Source: Aberdeen. Developed markets credit Sovereign debt MBS Risk characteristics Credit Fundamentals, interest rate, currency, liquidity, structure and ESG risk Investment objectives (Diversified yield and total return) Opportunity set • Global IG corporate bonds, government, quasi - government, agency and supranationals Investment thesis • Yield and total return opportunities • Higher quality and liquid portfolio allocation When should allocation outperform? • Risk off environment, fundamental weakening, global growth slowing Opportunity set • Global government, quasi - government, agency, supranationals Investment thesis • Yield and total return diversification • Diversified and liquid portfolio allocation When should allocation outperform? • Positive global growth, rates falling, inflation falling, lower geopolitical risk Opportunity set • MBS Investment thesis • Excess spread / return over Treasuries • Portfolio diversification and liquidity When should allocation outperform? • Low volatility rate environment

Appendices

U.S. Corporate Investment Grade Performance as of 31 December 2025 29 Source: Aberdeen, 31 December 2025. The above is supplemental information and supplements the composite presentations (as provided in the GIPS disclosures). Figures may appear not to add due to rounding. For illustrative purposes only. Past performance does not predict future returns. Q4 2025 (%) 1 year (%) 3 years (%) 5 years (%) 10 years (%) Since inception* (% p.a) U.S. Corporate Fixed Income Composite (gross) 0.81 8.11 6.74 0.28 3.96 5.43 U.S. Corporate Fixed Income Composite (net) 0.75 7.77 6.38 - 0.06 3.60 5.07 Bloomberg Barclays U.S. Corporate Index 0.84 7.77 6.10 - 0.09 3.27 4.47 Relative return (gross) - 0.03 0.34 0.64 0.37 0.69 0.96 Relative return (net) - 0.09 0.00 0.28 0.03 0.33 0.6 Tracking error -- -- 0.53 0.59 0.65 0.69 Information ratio -- -- 1.27 0.74 1.05 1.42

U.S. Corporate Fixed Income

Composite performance

Composite	US Corporate Fixed Income
Benchmark	100% Barclays U.S. Corporate Investment Grade
Base Currency	USD (reported in USD)
Inception date	01 July 2009

Period	Composite Return Gross (%)	Composite Return Net (%)	Benchmark Return (%)	Composite standard deviation (%)	Benchmark standard deviation (%)	Number of Portfolios (*throughout period)	Dispersion (%)	Market Value at end of Period	Percentage of Firm Assets (%)	Total Firm Assets (Legacy History)
3 Months	0.81	0.75	0.84			<=5 (<=5)		542,193,415		
Year to date	8.11	7.77	7.77			<=5 (<=5)		542,193,415		
1 Year	8.11	7.77	7.77			<=5 (<=5)		542,193,415		
2 Years p.a.	5.33	4.98	4.91			<=5 (<=5)		542,193,415		
3 Years p.a.	6.74	6.38	6.10	7.11	6.88	<=5 (<=5)		542,193,415		
4 Years p.a.	0.60	0.26	0.15	8.67	8.47	<=5 (<=5)		542,193,415		
5 Years p.a.	0.28	-0.06	-0.09	7.97	7.77	<=5 (<=5)		542,193,415		
7 Years p.a.	3.97	3.61	3.28	8.16	7.91	<=5 (<=5)		542,193,415		
10 Years p.a.	3.96	3.60	3.27	7.15	6.91	<=5 (<=5)		542,193,415		
Since inception p.a.	5.43	5.07	4.47	6.26	6.05	<=5 (<=5)		542,193,415		
2025	8.11	7.77	7.77	7.11	6.88	<=5 (<=5)		542,193,415		
2024	2.62	2.26	2.13	9.80	9.56	<=5 (<=5)		551,371,683	0.12	445,780,815,871
2023	9.62	9.24	8.52	9.38	9.14	<=5 (<=5)		519,134,061	0.12	447,924,747,030
2022	-15.78	-16.07	-15.76	9.67	9.32	<=5 (<=5)		339,260,273	0.08	427,856,340,835
2021	-0.98	-1.33	-1.04	7.24	6.93	<=5 (<=5)		406,445,277	0.07	599,611,223,443
2020	12.32	11.93	9.89	7.14	6.86	<=5 (<=5)		337,747,697	0.06	601,184,070,867
2019	15.29	14.89	14.54	3.68	3.63	<=5 (<=5)		329,696,072	0.05	599,561,039,999
2018	-2.60	-2.94	-2.51	3.86	3.65	<=5 (<=5)		282,640,826	0.05	606,245,078,792
2017	7.71	7.34	6.42	4.07	3.88	<=5 (<=5)		337,342,986	0.09	370,088,382,260
2016	7.01	6.63	6.11	4.33	4.15	<=5 (<=5)		210,907,487	0.06	338,134,038,404

Source: Aberdeen, 31 December 2025. Note: Where a calendar year return is shown the annualized standard deviation presented is of 36 monthly returns to the calendar year end.

Past performance does not predict future results.

30

Composite information U.S. Corporate Fixed Income Definition of the Firm Aberdeen (or "the Firm") is defined as all portfolios managed globally by the asset management entities of Aberdeen Group plc (previously abrdn plc) excluding Private Markets, Tritax, Finimize and Platform businesses (defined as Advisor and ii). T he Firm inception date is 1st January 2018; and includes track records that either were, or were part of, legacy compliant firms , some of which are compliant from earlier dates: Aberdeen Asset Management plc (compliant from 1st January 1996); Standard Life Investments (compliant from 1st January 1996); and Aberdeen Property (compliant from 1st January 2013). Composite returns, start date and composite and firm assets reported prior to acquisitions represent those of the legacy firm which managed the product at the time. Changes in the firm organisation, investment style or personnel have not caused alterations of historical composite performance. Compliant Presentations produced during the period between the annual period end and the date of release to the market of Aberdeen's financial results will not contain the Firm assets or % of Fir m assets for that annual period end. The total Firm assets is material non - public information before the official results release date and to release it in GIPS Compliant Presentations would be against the law: and where laws and/or regulations conflict with the GIPS standards, firms are required to comply with the laws and regulations and make full disclosure of the conflict in the compliant presentation. GIPS® is a registered trademark of CFA Institute. CFA Institute does not endorse or promote this organisation, nor does it warrant the accuracy or quality of the content contained herein. GIPS compliance Aberdeen claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Aberdeen (formerly abrdn plc) has been independently verified for the periods to 31st December 2022. The verification report(s) is/are available upon request. A firm that claims compliance with the GIPS standards must establish policies and procedures for complying with all the applicable requirements of the GIPS standards. Verification provides assurance on whether the firm's policies and procedures related to composite and pooled fund maintenance, as well as the calculation, presentation, and distribution of performance, have been designed in compliance with the GIPS standards and have been implemented on a firm - wide basis. Verification does not provide assurance on the accuracy of any specific performance report. The effective date of compliance is 1st January 1996. The inception date of the composite is 31/12/1995 and it was created on 13/04/2006. Policies for valuing investments, calculating performance, and preparing GIPS Reports are available upon request. Available on request are a list of composite descriptions and details of Limited and Broad distribution pooled funds. Composite description The composite includes all discretionary portfolios managed according to the composite strategy, which seeks to outperform the Barclays Capital U.S. Corporate Investment Grade Index over a rolling three to five year cycle. Composite methodology Returns are time - weighted total rates of return including cash and cash equivalents, income and realised and unrealised gains and losses. Returns are shown net of non - recoverable tax, whilst recoverable tax is included on a cash basis. Composites results are weighted by individual portfolio size, using start of period market values. Annual returns are calculated using geometric linking of monthly returns. Exchange rates used are WMR 16:00 Closing Spot Rates. Composites may contain portfolios of different base currencies, translated into a common currency for composite returns using the exchange rates stated above. A fund becomes eligible for inclusion the first full calendar month after funding. Inclusion may be deferred in cases where it has not been possible to implement the investment strategy. Terminated funds leave composites at the end of the calendar month before official notification of termination is received. Results include all discretionary, fee paying accounts of the Firm. The dispersion of annual returns is measured by the range of the portfolio returns represented within the composite for the full period. Dispersion is not calculated for composites with less than five accounts for the whole period. Additional information on policies for calculating and reporting returns is available on request. Presentation of results Gross returns are presented before management, performance, custodial and other fees but after all trading expenses. Net returns are calculated after the deduction of a representative management fee. Primary index description 100% Barclays U.S. Corporate Investment Grade Representative fee description The Composite Representative Fee is 0.35%. A segregated account following this strategy has a model highest investment management fee of 0.35%. A model fee is used to provide indication of the highest fee to be charged to an institutional investor where no institutional fee is available. Derivative instruments Derivatives are used for efficient portfolio management, alpha generation and beta management purposes. Derivatives used include, but are not limited to, exchange traded futures, interest rate swaps, credit default swaps and forward foreign exchange contracts. Derivatives usage is governed by the appropriate level of risk to meet the return targets rather than by any net nominal implied exposure limits. Past performance does not predict future returns. 31

Global Bonds: Aggregate Core

Composite performance

Composite	Global Bonds: Aggregate Core
Benchmark	Bloomberg Barclays Global Aggregate Bond Index
Base Currency	USD (reported in USD)
Inception date	01 January 2003

Year	Composite Return Gross (%)	Composite Return Net (%)	Benchmark Return (%)	Composite standard deviation (%)	Benchmark standard deviation (%)	Number of Portfolios (*throughout period)	Dispersion (%)	Market Value at end of Period	Percentage of Firm Assets (%)	Total firm assets (legacy history)
3 Months	0.55	0.48	0.24			<=5 (<=5)		1,180,337,633		
Year to date	8.54	8.21	8.17			<=5 (<=5)		1,180,337,633		
1 Year	8.54	8.21	8.17			<=5 (<=5)		1,180,337,633		
2 Years p.a.	3.31	3.00	3.12			<=5 (<=5)		1,180,337,633		
3 Years p.a.	3.99	3.68	3.98	7.43	7.08	<=5 (<=5)		1,180,337,633		
4 Years p.a.	-1.80	-2.10	-1.50	8.95	8.35	<=5 (<=5)		1,180,337,633		
5 Years p.a.	-2.71	-3.00	-2.15	8.24	7.67	<=5 (<=5)		1,180,337,633		
7 Years p.a.	0.54	0.24	0.65	7.55	6.97	<=5 (<=5)		1,180,337,633		
10 Years p.a.	1.25	0.94	1.26	6.85	6.43	<=5 (<=5)		1,180,337,633		
Since inception p.a.	2.84	2.53	2.88	6.44	6.04	<=5 (<=5)		1,180,337,633		
2025	8.54	8.21	8.17	7.43	7.08	<=5 (<=5)		1,180,337,633		
2024	-1.66	-1.95	-1.69	9.93	9.22	<=5 (<=5)		1,094,724,911	0.25	445,780,815,871
2023	5.37	5.05	5.72	9.38	8.65	<=5 (<=5)		1,163,034,887	0.26	447,924,747,030
2022	-17.32	-17.57	-16.25	8.16	7.38	<=5 (<=5)		1,144,192,455	0.27	427,856,340,835
2021	-6.26	-6.54	-4.71	4.99	4.39	<=5 (<=5)		1,559,841,464	0.26	599,611,223,443
2020	10.67	10.34	9.20	4.50	4.17	<=5 (<=5)		1,383,131,621	0.23	601,184,070,867
2019	7.67	7.35	6.84	3.62	3.53	<=5 (<=5)		1,460,026,093	0.24	599,561,039,999
2018	-0.53	-0.83	-1.20	4.83	4.90	<=5 (<=5)		1,311,712,085	0.22	606,245,078,792
2017	7.62	7.30	7.39	4.74	4.82	<=5 (<=5)		1,205,250,837	0.33	370,088,382,260
2016	1.78	1.48	2.09	4.94	4.97	<=5 (<=5)		297,611,301	0.09	338,134,038,404

Source: Aberdeen, 31 December 2025. Note: Where a calendar year return is shown the annualized standard deviation presented is of 36 monthly returns to the calendar year end.

Past performance does not predict future results.

32

Composite information Global Bonds: Aggregate Core Definition of the firm Aberdeen (or "the Firm") is defined as all portfolios managed globally by the asset management entities of Aberdeen Group plc (previously abrdn plc) excluding Private Markets, Tritax, Finimize and Platform businesses (defined as Advisor and ii). T he Firm inception date is 1st January 2018; and includes track records that either were, or were part of, legacy compliant firms , some of which are compliant from earlier dates: Aberdeen Asset Management plc (compliant from 1st January 1996); Standard Life Investments (compliant from 1st January 1996); and Aberdeen Property (compliant from 1st January 2013). Composite returns, start date and composite and firm assets reported prior to acquisitions represent those of the legacy firm which managed the product at the time. Changes in the firm organization, investment style or personnel have not caused alterations of historical composite performance. Compliant Presentations produced during the period between the annual period end and the date of release to the market of Aberdeen's financial results will not contain the Firm assets or % of Fir m assets for that annual period end. The total Firm assets is material non - public information before the official results release date and to release it in GIPS Compliant Presentations would be against the law: and where laws and/or regulations conflict with the GIPS standards, firms are required to comply with the laws and regulations and make full disclosure of the conflict in the compliant presentation. GIPS® is a registered trademark of CFA Institute. CFA Institute does not endorse or promote this organization, nor does it warrant the accuracy or quality of the content contained herein. GIPS compliance Aberdeen claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Aberdeen (formerly abrdn plc) has been independently verified for the periods to 31st December 2024. The verification report(s) is/are available upon request. A firm that claims compliance with the GIPS standards must establish policies and procedures for complying with all the applicable requirements of the GIPS standards. Verification provides assurance on whether the firm's policies and procedures related to composite and pooled fund maintenance, as well as the calculation, presentation, and distribution of performance, have been designed in compliance with the GIPS standards and have been implemented on a firm - wide basis. Verification does not provide assurance on the accuracy of any specific performance report. The effective date of compliance is 1st January 1996. The inception date of the composite is 31/12/2002 and it was created on 05/01/2015. Policies for valuing investments, calculating performance, and preparing GIPS Reports are available upon request. Available on request are a list of composite descriptions and details of Limited and Broad distribution pooled funds. 33 Composite description This composite comprises all portfolios that are invested in our global aggregate unhedged strategy and are managed against global aggregate unhedged index. This strategy aims to invest primarily in global government and non - government investment grade debt and debt - related securities, with at least some portion always invested in non - government securities. The strategy may also invest in asset - backed and/or mortgage - backed and related securities. It is allowed to invest in no more than 5% HY at the point of purchase. Composite methodology Returns are time - weighted total rates of return including cash and cash equivalents, income and realized and unrealized gains and losses. Returns are shown net of non - recoverable tax, whilst recoverable tax is included on a cash basis. Composites results are weighted by individual portfolio size, using start of period market values. Annual returns are calculated using geometric linking of monthly returns. Exchange rates used are WMR 16:00 Closing Spot Rates. Composites may contain portfolios of different base currencies, translated into a common currency for composite returns using the exchange rates stated above. A fund becomes eligible for inclusion the first full calendar month after funding. Inclusion may be deferred in cases where it has not been possible to implement the investment strategy. Terminated funds leave composites at the end of the calendar month before official notification of termination is received. Results include all discretionary, fee paying accounts of the Firm. The dispersion of annual returns is measured by the range of the portfolio returns represented within the composite for the full period. Dispersion is not calculated for composites with less than five accounts for the whole period. Additional information on policies for calculating and reporting returns is available on request. Presentation of results Gross returns are presented before management, performance, custodial and other fees but after all trading expenses. Net returns are calculated after the deduction of a representative management fee. Risk Statistics are presented gross of fees. Primary index description Bloomberg Barclays Global Aggregate Bond Index . Representative fee description The Composite Representative Fee is 0.3%. A pooled fund following this strategy has a model highest institutional investment management fee of 0.3%. A model fee is used to provide indication of the highest fee to be charged to an institutional investor where no institutional fee is available. Derivative instruments Derivatives maybe used for alpha generation and beta management purposes. Derivatives used include, but are not limited to, exchange traded futures, interest rate swaps, credit default swaps and forward foreign exchange contracts. Derivatives usage is governed by the appropriate level of risk to meet the return targets rather than by any net nominal implied exposure limits.

Emerging Markets Debt – Hard Currency Sovereign

Composite performance

Composite	Emerging Markets Debt - Hard Currency Sovereign
Benchmark	JPM EMBI Global Diversified
Base Currency	USD (reported in USD)
Inception date	1 August 1999

Year	Composite Return Gross (%)	Composite Return Net (%)	Benchmark Return (%)	Composite standard deviation (%)	Benchmark standard deviation (%)	Number of Portfolios (*throughout period)	Dispersion (%)	Market Value at end of Period	Percentage of Firm Assets (%)	Total firm assets (legacy history)
3 Months	4.00	3.80	3.29			<=5 (<=5)		1,451,534,164		
Year to date	16.23	15.36	14.30			<=5 (<=5)		1,451,534,164		
1 Year	16.23	15.36	14.30			<=5 (<=5)		1,451,534,164		
2 Years p.a.	11.88	11.04	10.35			<=5 (<=5)		1,451,534,164		
3 Years p.a.	12.80	11.98	10.60	6.91	6.37	<=5 (<=5)		1,451,534,164		
4 Years p.a.	4.73	4.00	2.69	10.30	9.67	<=5 (<=5)		1,451,534,164		
5 Years p.a.	2.99	2.29	1.78	9.65	8.96	<=5 (<=5)		1,451,534,164		
7 Years p.a.	5.04	4.35	4.07	11.16	10.12	<=5 (<=5)		1,451,534,164		
10 Years p.a.	5.46	4.79	4.40	10.11	8.98	<=5 (<=5)		1,451,534,164		
Since inception p.a.	10.25	9.57	7.68	10.79	8.69	<=5 (<=5)		1,451,534,164		
2025	16.23	15.36	14.30	6.91	6.37	<=5 (<=5)		1,451,534,164		
2024	7.69	6.89	6.54	11.55	10.84	<=5 (<=5)		1,399,713,441	0.31	445,780,815,871
2023	14.67	13.88	11.09	11.62	10.70	<=5 (<=5)		1,358,143,829	0.30	447,924,747,030
2022	-16.19	-16.69	-17.78	14.75	13.36	<=5 (<=5)		1,221,205,300	0.29	427,856,340,835
2021	-3.68	-4.26	-1.80	12.21	10.67	<=5 (<=5)		1,749,226,683	0.29	599,611,223,443
2020	5.28	4.65	5.26	12.42	10.73	<=5 (<=5)		2,160,072,587	0.36	601,184,070,867
2019	15.65	14.96	15.04	6.04	4.85	<=5 (<=5)		2,907,141,161	0.48	599,561,039,999
2018	-6.81	-7.37	-4.26	7.08	5.46	<=5 (<=5)		2,718,267,146	0.45	606,245,078,792
2017	13.47	12.79	10.26	6.90	5.04	6 (6)	0.40	3,004,809,677	0.81	370,088,382,260
2016	14.10	13.41	10.15	7.59	5.78	6 (6)	0.93	2,216,999,626	0.66	338,134,038,404

Source: Aberdeen, 31 December 2025.
Note: Where a calendar year return is shown the annualized standard deviation presented is of 36 monthly returns to the calendar year end.

34

Composite information Emerging Markets Debt – Hard Currency Sovereign Definition of the firm Aberdeen (or "the Firm") is defined as all portfolios managed globally by the asset management entities of Aberdeen Group plc (previously abrdn plc) excluding Private Markets, Tritax, Finimize and Platform businesses (defined as Advisor and ii). T he Firm inception date is 1st January 2018; and includes track records that either were, or were part of, legacy compliant firms , some of which are compliant from earlier dates: Aberdeen Asset Management plc (compliant from 1st January 1996); Standard Life Investments (compliant from 1st January 1996); and Aberdeen Property (compliant from 1st January 2013). Composite returns, start date and composite and firm assets reported prior to acquisitions represent those of the legacy firm which managed the product at the time. Changes in the firm organization, investment style or personnel have not caused alterations of historical composite performance. Compliant Presentations produced during the period between the annual period end and the date of release to the market of Aberdeen's financial results will not contain the Firm assets or % of Fir m assets for that annual period end. The total Firm assets is material non - public information before the official results release date and to release it in GIPS Compliant Presentations would be against the law: and where laws and/or regulations conflict with the GIPS standards, firms are required to comply with the laws and regulations and make full disclosure of the conflict in the compliant presentation. GIPS® is a registered trademark of CFA Institute. CFA Institute does not endorse or promote this organization, nor does it warrant the accuracy or quality of the content contained herein. GIPS compliance Aberdeen claims compliance with the Global Investment Performance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Aberdeen (formerly abrdn plc) has been independently verified for the periods to 31st December 2024. The verification report(s) is/are available upon request. A firm that claims compliance with the GIPS standards must establish policies and procedures for complying with all the applicable requirements of the GIPS standards. Verification provides assurance on whether the firm's policies and procedures related to composite and pooled fund maintenance, as well as the calculation, presentation, and distribution of performance, have been designed in compliance with the GIPS standards and have been implemented on a firm - wide basis. Verification does not provide assurance on the accuracy of any specific performance report. The effective date of compliance is 1st January 1996. The inception date of the composite is 31/07/1999 and it was created on 13/04/2006. Policies for valuing investments, calculating performance, and preparing GIPS Reports are available upon request. Available on request are a list of composite descriptions and details of Limited and Broad distribution pooled funds. 35 Source: Aberdeen, 31 December 2025. Composite description The composite comprises all discretionary portfolios managed to the firm's Emerging Market Debt - Hard Currency Sovereign strategy and has flexibility to invest off - benchmark. The portfolios invest in hard currency sovereign, quasi - sovereign and corporate bonds, local currency sovereign bonds and currencies. Investments are principally in USD and Emerging Market currencies. Composite methodology Returns are time - weighted total rates of return including cash and cash equivalents, income and realised and unrealized gains and losses. Returns are shown net of non - recoverable tax, whilst recoverable tax is included on a cash basis. Composites results are weighted by individual portfolio size, using start of period market values. Annual returns are calculated using geometric linking of monthly returns. Exchange rates used are WMR 16:00 Closing Spot Rates. Composites may contain portfolios of different base currencies, translated into a common currency for composite returns using the exchange rates stated above. A fund becomes eligible for inclusion the first full calendar month after funding. Inclusion may be deferred in cases where it has not been possible to implement the investment strategy. Terminated funds leave composites at the end of the calendar month before official notification of termination is received. Results include all discretionary, fee paying accounts of the Firm. The dispersion of annual returns is measured by the range of the portfolio returns represented within the composite for the full period. Dispersion is not calculated for composites with less than five accounts for the whole period. Additional information on policies for calculating and reporting returns is available on request. Presentation of results Gross returns are presented before management, performance, custodial and other fees but after all trading expenses. Net returns are calculated after the deduction of a representative management fee. Risk Statistics are presented gross of fees. Primary index description JPM EMBI Global Diversified Representative fee description The Composite Representative Fee is 0.75%. A pooled fund following this strategy has a highest institutional investment management fee of 0.75% and an OCF (TER) of 0.88%. A segregated account following this strategy has a highest investment management fee of 0.4%. The fee prior to 1st May 2023 was 0.6%. Derivative instruments The portfolios in this composite may use foreign exchange forward contracts for efficient portfolio management. Derivatives are not used to leverage the portfolios.

Aberdeen is extremely experienced in the execution of CEF transactions: Why Aberdeen: CEF transaction experience • Our goal is to make any transaction as seamless as possible for the Board and shareholders • Our U.S. closed - end fund business has been developed through IPO and secondary market fund raising, but primarily from targeted acquisitions, beginning with EquitiLink in 2000. Since then, we have acquired U.S. CEF management contracts from: • Credit Suisse (2008) • Blackstone (2012) • Daiwa (2013) • Alpine Woods (2017) • Avenue Capital (2017) • Macquarie/Delaware Funds (2023) • Tekla Capital (2023) • First Trust (2024) • The transactions above have involved all types of fund transactions: • Transition of management contracts • Fund adoptions • Merger reorganizations 36 Long history and deep expertise in delivering successful execution of CEF transactions

Why Aberdeen: U.S. closed-end funds

- 15 U.S. closed-end funds with AUM $9.4bn.
- Closed-end funds viewed as a core area of U.S. business now and in the future.
- Actively seek growth and new business opportunities in closed-end fund sector via organic and inorganic means:
  - Onboarded 28 closed-end fund mandates since 2009 via fund adoption and merger reorganizations.
  - New fund IPOs in 2020, 2006, and 2004.
  - 2018 - proactively consolidated 8 single country and regional CEFs into 1 CEF with a new strategy providing investors with a more sustainable, long-term future.
  - In Q1 2023, merged 4 funds from Macquarie Asset Management into 3 existing Aberdeen funds.
  - In Q4 2023 transitioned 4 funds from Tekla Capital (fund adoptions).
  - In Q3 2024 merged 3 funds from First Trust into 2 existing Aberdeen funds.
  - Ongoing capital raises via secondary offerings, rights offerings and at-the-market issuance programs.
- First manager to refinance Auction Market Preferred Stock for bank borrowing in 2008 ($630m). Have issued multiple forms of leverage since then including, Bank and Broker credit lines, Term loans, Private Notes, MRPS, Retail Preferred Shares and continue to evaluate more economic forms of leverage going forward.

Name	Ticker	Managed Assets ($m)	Asset Class
abrdn Asia-Pacific Income Fund, Inc.	FAX	1,104	Asia Pac Fixed Income
abrdn Total Dynamic Dividend Fund	AOD	1,090	Global Equity Income
abrdn Global Premier Properties Fund	AWP	374	Global Real Estate
The India Fund, Inc.	IFN	586	Indian Equity
abrdn Emerging Markets ex-China Fund, Inc.	AEF	375	Emerging Markets ex-China Equity
abrdn Income Credit Strategies Fund	ACP	1,048	Global Fixed Income/High Yield
abrdn Global Infrastructure Income Fund	ASGI	700	Public & Private Infrastructure Equity
abrdn Global Dynamic Dividend Fund	AGD	302	Global Equity Income
abrdn Australia Equity Fund, Inc.	IAF	152	Australian Equity
abrdn Global Income Fund, Inc.	FCO	56	Global Fixed Income
abrdn National Municipal Income Fund	VFL	238	National Municipal Bonds
abrdn Healthcare Investors	HQH	1,162	Healthcare/Life Sciences
abrdn Healthcare Opportunities	THQ	990	Healthcare/Life Sciences
abrdn World Healthcare Fund	THW	641	Healthcare/Life Sciences
abrdn Life Sciences Investors	HQL	557	Healthcare/Life Sciences
Total		9,377	

Source: Aberdeen, 31 December 2025

37

A leader in closed end funds - a core competence and growth opportunity

We are Aberdeen Investments Our spirit is our strength 38 For over a century, we’ve been investing with a certain spirit. The spirit of Scotland. Discover the spirit that makes us the company we are. USD 525 bn AUM >600 Investment professionals >25 Locations worldwide Source: Aberdeen, 31 December 2025. An exchange rate of GBP1:USD1.13451 has been used.

Important Information

This presentation is for informational purposes only, and is not intended as an offer or recommendation with respect to the purchase or sale of any security, option, future or other derivatives in such securities. The Fund's adviser, one of its affiliated advisers, or its employees, may have a position in securities named in this report.

Aberdeen intends to increase the Combined Fund's managed distribution rate to an annual fixed rate of 11.00% of the Combined Fund's average monthly net asset value, subject to approval by the Combined Fund's Board of an updated managed distribution plan for the Combined Fund following the consummation of the Reorganizations. In addition to requiring the approval of the Combined Fund's Board, Aberdeen's proposed increase to the Combined Fund's managed distribution rate is subject to the Acquiring Fund's shareholders approving both the investment advisory agreement appointing Aberdeen as the Combined Fund's investment adviser and the election of the Aberdeen Board. If the Acquiring Fund's shareholders do not approve both proposals, MFS will remain the Combined Fund's investment adviser following the consummation of the Reorganizations and the Acquiring Fund's current managed distribution plan, including the annual managed distribution rate of up to 8.00% of the Combined Fund's monthly net asset value, will continue to apply following the consummation of the Reorganizations. Please see additional important information regarding the Fund's managed distribution rate in the Joint Proxy Statement/Prospectus.

Indexes are unmanaged and have been provided for comparison purposes only. No fees or expenses are reflected. You cannot invest directly in an index.

Closed-end funds are traded on the secondary market through one of the stock exchanges. Closed-end fund investment return and principal value will fluctuate so that an investor's shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) the net asset value (NAV) of the fund's portfolio. There is no assurance that any Fund will achieve its investment objective. Past performance does not guarantee future results.

Any research or analysis used in the preparation of this document has been procured by Aberdeen or its affiliates for their own use and may have been acted on for their own purpose. The results thus obtained are made available only coincidentally and the information is not guaranteed as to its accuracy. Some of the information in this document may contain projections or other forward-looking statements regarding future events or future financial performance of countries, markets or companies. These statements are only predictions and actual events or results may differ materially. The reader must make his/her own assessment of the relevance, accuracy and adequacy of the information contained in this document and make such independent investigations, as he/she may consider necessary or appropriate for the purpose of such assessment. Any opinion or estimate contained in this document is made on a general basis and is not to be relied on by the reader as advice. Neither Aberdeen or any of its agents have given any consideration to nor have they made any investigation of the investment objectives, financial situation or particular need of the reader, any specific person or group of persons. Accordingly, no warranty whatsoever is given and no liability whatsoever is accepted for any loss arising whether directly or indirectly as a result of the reader, any person or group of persons acting on any information, opinion or estimate contained in this document.

Fixed income securities are subject to certain risks including, but not limited to: interest rate (changes in interest rates may cause a decline in the market value of an investment), credit (changes in the financial condition of the issuer, borrower, counterparty, or underlying collateral), prepayment (debt issuers may repay or refinance their loans or obligations earlier than anticipated), and extension (principal repayments may not occur as quickly as anticipated, causing the expected maturity of a security to increase).

International investing entails special risk considerations, including currency fluctuations, lower liquidity, economic and political risks, and differences in accounting methods. These risks are generally heightened for emerging market investments. Foreign securities are more volatile, harder to price and less liquid than U.S. securities.

Municipal bonds can be significantly affected by political and economic changes, including inflation, as well as uncertainties in the municipal market related to taxation, legislative changes, or the rights of municipal security holders.

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Important Information The amount of income received by the Fund will go up or down depending on day - to - day variations in short - term interest rates, an d when interest rates are very low the Funds expenses could absorb all or a significant portion of the Fund’s income. Investments in asset backed and mortgage - backed securities include additional risks that investors should be aware which include those associated with fixed income securities, as well as increased susceptibility to adverse economic developments. Alternative investments involve specific risks that may be greater than those associated with traditional investments; are no t s uitable for all clients; and intended for experienced and sophisticated investors who meet specific suitability requirements and are willing to bear the high economic risks of the investment. Investments of this type may enga ge in speculative investment practices; carry additional risk of loss, including possibility of partial or total loss of invested capital, due to the nature and volatility of the underlying investments; and are generally considered to be illiq uid due to restrictive repurchase procedures. These investments may also involve different regulatory and reporting requirements, complex tax structures, and delays in distributing important tax information. The information herein including any expressions of opinion or forecast have been obtained from or is based upon sources beli eve d by Aberdeen to be reliable but is not guaranteed as to accuracy or completeness. The information is given without obligation and on the understanding that any person who acts upon it or otherwise changes his position in relia nce there on does so entirely at his or her own risk. Aberdeen reserves the right to make changes and corrections to its opinions expressed in this document at any time, without notice. Any unauthorized disclosure, use or disse min ation, either whole or partial, of this document is prohibited and this document is not to be reproduced, copied, made available to others. abrdn Inc. offers a variety of products and services intended solely for investors from certain countries or regions. Your co unt ry of legal residence will determine the products or services that are available to you. Nothing in this document should be considered a solicitation or offering for sale of any investment product or service to any person in any j uri sdiction where such solicitation or offer would be unlawful. Aberdeen Investments Global is the trade name of Aberdeen's investments business, herein referred to as "Aberdeen Investments " o r "Aberdeen". In the United States, Aberdeen Investments refers to the following affiliated, registered investment advisers: abrdn Inc., abrdn Investments Limited, and abrdn Asia Limited. NOT FDIC INSURED | NO BANK GUARANTEE | MAY LOSE VALUE © Aberdeen Group plc 2025 ID#: AA - 270426 - 207296 - 1 40